Exhibit 3.10

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA LOGO OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 Certified Copy Work Order Number: W2020052901904 Reference Number: 20200693078 Through Date: 5/29/2020 2:19:23 PM Corporate Name: Smith & Wesson Brands, Inc.5/29/2020 2:19:23 PM The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Certified By: Ashley Pion Certificate Number: B20200529824370 You may verify this certificate online at http://www.nvsos.gov Respectfully, BARBARA K. CEGAVSKE Nevada Secretary of State Document Number Description Number of Pages 20200693069 Articles of Merger 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C5140-1991
Barbara K. Cegavske	Filing Number 20200693069
Secretary of State State Of Nevada	Filed On 5/29/2020 1:59:00 PM
	Number of Pages 4

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☒ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information: (Constituent, Acquired or Merging)

Entity Name: Smith & Wesson Brands, Inc.

Jurisdiction: Nevada Entity Type*: Corporation

If more than one entity being acquired or merging please attach additional page.

2. Entity Information: (Resulting, Acquiring or Surviving)

Entity Name: American Outdoor Brands Corporation

Jurisdiction: Nevada Entity Type*: Corporation

3. Plan of Conversion, Exchange or Merger: (select one box)

☐ The entire plan of conversion, exchange or merger is attached to these articles.

☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only)

4. Approval: (If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:

Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☒ A. Owner's approval was not required from the:
- ☒ Acquired/merging
- ☐ Acquiring/surviving

☐ B. The plan was approved by the required consent of the owners of:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange/merger for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Smith & Wesson Brands, Inc.
Name of acquired/merging entity

Name of acquiring/surviving entity

5. Effective Date and Time: (Optional)

Date: Time:

(must not be later than 90 days after the certificate is filed)

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

Page 1 of 4
Revised: 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov ABOVE SPACE IS FOR OFFICE USE ONLY Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 This filing completes the following: Conversion Exchange X Merger TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.) Exchange/Merger: Owner’s approval (NRS 92A.200) (options a, b or c must be used for each entity) X A. Owner’s approval was not required from the: Acquired/merging X Acquiring/surviving B. The plan was approved by the required consent of the owners of: II Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity [American Outdoor Brands Corporation Name of acquiring/surviving entity Exchange/Merger: Owner’s approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner’s approval was not required from the: Acquired/merging P Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust. 4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.) Page 2 of 4 Revised: 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Articles of Conversion/Exchange/Merger NRS 92A.200 and 91A., 205 6.Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign) 7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) 8. Declaration: (Exchange and Merger only) 1 I Name Country Care of Address City State Zip/Postal Code The text of Article I of the Second Amended and Restated Articles of Incorporation of the surviving entity, American Outdoor Brands Corporation, is hereby deleted in its entirety and replaced as follows: “The name of the corporation (which is hereinafter referred to as the “Corporation”) is Smith & Wesson Brands, Inc.” — Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. Exchange: The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200). Merger: (Select one box) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). The undersigned declares that a plan of merger has been adopted by the parent domestic X 9. Signature Statement: (Required) entity (NRS 92A.180). Conversion: A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity. Signatures - must be signed by: 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. Name of constituent entity Form will be returned if unsigned. This form must be accompanied by appropriate fees. Page 3 of 4 Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 91A.205

9. Signature Statement Continued: (Required)

☐ **Exchange:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230)

Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

☒ **Merger:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230).

The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

10. Signature(s): (Required)

Smith & Wesson Brands, Inc.
Name of acquired/merging entity

X [signature] Signature (Exchange/Merger) | Title: Secretary | Date: 05/29/2020

If more than one entity being acquired or merging please attach additional page of informaiton and signatures.

American Outdoor Brands Corporation
Name of acquiring/surviving entity

X [signature] Signature (Exchange/Merger) | Title: Secretary | Date: 05/29/2020

X ____________ Signature of Constituent Entity (Conversion) | Title: | Date:

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Form will be returned if unsigned.
This form must be accompanied by appropriate fees.

Page 4 of 4
Revised: 1/1/2019

SECRETARY OF STATE THE GREAT SEAL OF THE STATE OF NEVADA STATE OF NEVADA NEVADA STATE BUSINESS LICENSE Smith & Wesson Brands, Inc. Nevada Business Identification # NV19911029868 Expiration Date: 06/30/2020 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 05/29/2020. Certificate Number: B20200529824358 You may verify this certificate online at http://www.nvsos.gov BARBARA K. CEGAVSKE Secretary of State